UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2025

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-367613	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock	LBRDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 19, 2025, Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), whereby, subject to the terms thereof, GCI Liberty, Inc., a Nevada corporation and a wholly owned subsidiary of Liberty Broadband (“GCI Liberty”), would spin-off from Liberty Broadband (the “Spin-Off”).

Pursuant to the Separation and Distribution Agreement, the Spin-Off would be effectuated by means of a distribution by Liberty Broadband of 0.20 of a share of GCI Liberty’s Series A GCI Group common stock, par value $0.01 per share, Series B GCI Group common stock, par value $0.01 per share, and Series C GCI Group common stock, par value $0.01 per share (collectively, the “GCI Group common stock”), for each whole share of the corresponding series of Liberty Broadband common stock held as of 5:00 p.m., New York City time, on June 30, 2025 by the holder thereof. Cash (with no interest) will be paid in lieu of fractional shares of GCI Group common stock.

Immediately following the Spin-Off, GCI Liberty will be an independent publicly traded company and its businesses, assets and liabilities will initially consist of 100% of the outstanding equity interests in GCI, LLC (“GCI”) and its subsidiaries.

The completion of the Spin-Off remains subject to satisfaction or, if permitted, waiver of certain conditions, including the receipt of the Regulatory Commission of Alaska’s final order approving the transfer of an indirect controlling interest in the GCI Liberty licensee subsidiaries and the receipt of an opinion as to the solvency of Liberty Broadband and GCI Liberty immediately after giving effect to the Spin-Off.

From and after the Spin-Off, GCI Liberty has agreed to indemnify Liberty Broadband, its subsidiaries (excluding GCI Liberty and its subsidiaries) and their respective representatives from losses sustained in connection with, among others, the businesses, assets and liabilities of GCI Liberty. From and after the Spin-Off, Liberty Broadband has agreed to indemnify GCI Liberty, its subsidiaries and their respective representatives from losses sustained in connection with, among others, the assets, liabilities and businesses being retained by Liberty Broadband in connection with the Spin-Off.

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation and Distribution Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2025, Liberty Broadband issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01, regarding (i) the record and distribution dates for the upcoming Spin-Off of its wholly owned subsidiary, GCI Liberty and (ii) the trading symbols that are expected to be used for the GCI Group common stock following the Spin-Off.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Distribution Agreement, dated June 19, 2025, by and between Liberty Broadband Corporation and GCI Liberty, Inc.
99.1	Press Release, dated June 20, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

LIBERTY BROADBAND CORPORATION

By:	/s/ Brittany A. Uthoff
	Name:	Brittany A. Uthoff
	Title:	Vice President